EXHIBIT 32.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (the “Company”) for the four month period ended April 30, 2013 for Predecessor Ambac, and the three and five month periods ended September 30, 2013 for Successor Ambac, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Diana N. Adams, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Diana N. Adams
Name:	Diana N. Adams
Title:	President and Chief Executive Officer
Date:	November 14, 2013